Exhibit 99.1

Xactly Reports Fourth Quarter and Full Year Fiscal 2017 Financial Results

Fiscal 2017 Revenue Grows 26% Year Over Year

Achieves Positive Cash Flow from Operations of $1.5 million in Q4

SAN JOSE, Calif., March 8, 2017—(BUSINESS WIRE)—Xactly, (NYSE:XTLY), a leading provider of cloud-based incentive solutions, today announced its financial results for the fourth quarter and fiscal year ended January 31, 2017.

“Fiscal 2017 was another strong year for Xactly, and we exited the year with one of the best quarters ever,” said Christopher W. Cabrera, founder and CEO of Xactly Corporation. “Companies turn to Xactly for sales performance management because we have an unmatched combination of data, technology and experience. In Q4 we delivered record total revenue and gross margins and experienced an exceptional win rate. Looking forward, we believe the tremendous opportunity in the incentive compensation market, combined with our differentiated product offering and proven ability to innovate, will continue to fuel Xactly’s long term growth.”

“In the fourth quarter we drove solid topline results while achieving our first quarter of positive cash flow from operations as planned,” said Joseph Consul, CFO of Xactly Corporation. “We further demonstrated leverage in the business model by improving our Adjusted EBITDA margins by over 1500 basis points compared to Q4 of last year. These results were driven by continued revenue growth, record gross margin and focus on operational excellence.”

Fourth Quarter Fiscal 2017 Financial Highlights

•	Total revenue was $24.3 million, an increase of 17% from the fourth quarter of fiscal year 2016 total revenue of $20.7 million. Subscription revenue was $19.1 million, an increase of 17% from the fourth quarter of fiscal 2016 subscription revenue of $16.3 million.

•	GAAP net loss for the fourth quarter of fiscal 2017 was $(4.1) million compared to $(5.9) million in the fourth quarter of fiscal 2016.

•	Non-GAAP net loss for the fourth quarter of fiscal 2017 was $(1.5) million compared to a non-GAAP net loss of $(4.5) million in the fourth quarter of fiscal 2016.

•	Adjusted EBITDA for the fourth quarter of fiscal 2017 was $(0.2) million, or 1% of revenue, compared to a loss of $(3.4) million or 16% of revenue in the fourth quarter of fiscal 2016.

•	Cash flow from operations for the fourth quarter of fiscal 2017 was $1.5 million, compared to cash flow used in operations of $(1.7) million in the fourth quarter of fiscal 2016.

Full Year Fiscal 2017 Financial Highlights

•	Total revenue was $95.5 million, an increase of 26% from fiscal year 2016 total revenue of $76.0 million. Subscription revenue was $73.0 million, an increase of 23% from fiscal 2016 subscription revenue of $59.2 million.

•	GAAP net loss for fiscal 2017 was $(16.9) million compared to $(24.7) million in fiscal 2016.

•	Non-GAAP net loss for fiscal 2017 was $(8.5) million compared to a non-GAAP net loss of $(19.8) million in fiscal 2016.

•	Adjusted EBITDA for fiscal 2017 was a loss of $(4.0) million, or 4% of revenue, compared to a loss of $(12.7) million, or 17% of revenue, in fiscal 2016.

Recent Business Highlights

•	Ended the year with 297,000 subscribers and 980 customers, with key enterprise wins in the Energy and Utility, Financial Services, Food, Insurance, Life Sciences, Media, and Retail vertical markets.

•	Introduced the new Xactly Insights™ Offering for SMBs. This new Strategic Services offering provides guidance and expertise by delivering an incentive compensation assessment leveraging Xactly Insights. For the first time, SMBs can now design and optimize enterprise-level compensation programs to gain a competitive advantage and rapidly grow their business.

•	Introduced Xactly’s Commission Expense Forecasting solution, giving finance leaders increased insight into their organization’s anticipated commission expense. The new offering provides the capability to timely forecast commission expenses, allowing companies to mitigate the risk of material weaknesses, and generate and refine accurate accruals.

•	Recognized as one of the best places to work in technology by Great Place to Work® and Fortune Magazine. The list recognizes companies who value diversity, offer robust benefits and offer an innovative culture that prioritizes employee support and development.

•	Recognized as a winner of the 2017 CRM Watchlist. This award identifies the strength, mindshare, and market share a company has achieved. Xactly is proud to have earned this award for the fifth time.

Business Outlook

For the first quarter of fiscal 2018, Xactly expects to report:

•	Revenue in the range of $23.8 to $24.8 million. Subscription revenue is expected to account for at least 80% of total revenue in the quarter

•	GAAP net loss in the range of $(5.9) to $(4.9) million, or $(0.19) to $(0.16) per share

•	Non-GAAP net loss in the range of $(3.3) to $(2.3) million, or $(0.10) to $(0.07) per share

For the full year of fiscal 2018, Xactly expects to report:

•	Revenue in the range of $111.0 to $115.0 million

•	GAAP net loss in the range of $(21.5) to $(18.9) million, or $(0.67) to $(0.59) per share

•	Non-GAAP net loss in the range of $(10.2) to $(7.6) million, or $(0.32) to $(0.24) per share

Conference Call Details:

Xactly will discuss its quarterly results today via teleconference at 1:30 p.m. PT (4:30 p.m. ET). Investors may listen to the live conference call (ID 5098557) by dialing 877-627-6581 or 719-325-4762 at 1:30 p.m. Pacific Time on March 8, 2017. An audio replay of the call will be available at 4:30 p.m. Pacific Time on March 8, 2017 through 4:30 p.m. Pacific Time on March 22, 2017. The replay dial information will be provided when registered here.

A webcast of the presentation will be available on the company’s investor relations website at http://investors.xactlycorp.com/investors/overview/default.aspx.

Non-GAAP Financial Measures

To supplement its financial statements, Xactly also provides investors with certain non-GAAP financial measures. We believe that these non-GAAP measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this press release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP, and the non-GAAP financial measures that we use may differ from those of other companies in our industry. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent and related explanations are included below. We believe that supplementing GAAP disclosure with non-GAAP disclosure that excludes items that are not directly related to performance in any particular period provides management and investors with a more complete view of Xactly’s operational performance. Various items are excluded from such non-GAAP financial measures in part because the decisions which gave rise to the excluded items were not made to increase revenue in a particular period, but were made for Xactly’s long-term benefit over multiple periods.

Non-GAAP net loss and non-GAAP net loss per share. We believe non-GAAP net loss and non-GAAP net loss per share may prove useful to investors who wish to consider the impact of certain non-cash or non-recurring items, such as certain one-time charges, on Xactly’s operating performance. We compensate for the inherent limitations associated with using non-GAAP net loss and non-GAAP net loss per share through disclosure of these limitations, presentation of our financial statements in accordance with U.S. GAAP and reconciliation of these non-GAAP financial measures to the most directly comparable U.S. GAAP measures, net loss and net loss per share. We calculate non-GAAP net loss (and non-GAAP net loss per share) as net loss (and net loss per share) before (i) stock-based compensation, (ii) increase or decrease in expenses related to the change in fair value of convertible preferred stock warrant liabilities, (iii) and any applicable, non-recurring or unusual charges as we may determine from time to time.

Adjusted EBITDA. We believe that Adjusted EBITDA helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that we exclude from Adjusted EBITDA. Furthermore, we use this measure to establish budgets and operational goals for managing our business and evaluating our performance. We also believe that Adjusted EBITDA provides an additional tool for investors to use in comparing our recurring core business operating results over multiple periods with other companies in our industry. We compensate for the inherent limitations associated with using Adjusted EBITDA through disclosure of these limitations, presentation of our financial statements in accordance with U.S. GAAP and reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, net loss. We calculate Adjusted EBITDA as net loss before (i) other income (expense), net, which includes interest expense, the change in fair value of convertible preferred stock warrant liabilities and other income and expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of debt issuance costs, (v) stock-based compensation and (vi) any applicable, non-recurring or unusual charges as we may determine from time to time.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, projected GAAP and non-GAAP financial operating results for the first quarter and full year of fiscal 2018, such as revenue, net loss, net loss per share, non-GAAP net loss and non-GAAP net loss per share, and our expectation regarding our ability to achieve long term growth and profitability in the future, and other information about future events and trends that we believe may affect our business, financial condition, operating results and growth prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, changes in circumstances and other factors that are, in some cases, beyond Xactly’s control and could cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Factors that could materially affect actual results can be found in Xactly’s most recent filings with the Securities and Exchange Commission, including Xactly’s most recent reports on Forms 8-K and 10-Q, and include those listed under the caption “Risk Factors.” Xactly undertakes no obligation to revise or update information in this press release to reflect events or circumstances in the future, even if new information becomes available.

About Xactly

Headquartered in San Jose, California, Xactly (NYSE: XTLY), is a leading provider of enterprise-class, cloud-based, incentive compensation solutions for employee and sales performance management. Named a leader in Gartner’s Magic Quadrant for Sales Performance Management software, Xactly addresses a critical business need to incentivize employees and align their behaviors with company goals. Our products allow organizations to make more strategic decisions, increase employee performance, improve margins, and mitigate risk.

Our core values are key to our success, and each day we’re committed to upholding them by delivering the best we can to our customers. To learn more about Xactly and the latest issues and trends in SPM software, follow us on Twitter, Facebook, and subscribe to the Xactly blog.

©2017 Xactly Corporation. All rights reserved. Xactly, the Xactly logo, Xactly Insights and “Inspire Performance” are registered trademarks or trademarks of Xactly Corporation in the United States and/or other countries. All other trademarks are the property of their respective owners.

CONTACT:

Joseph Consul

Chief Financial Officer

Xactly Corporation

Tel: 408-477-3338

Email: ir@xactlycorp.com

Investor Relations

The Blueshirt Group

Lisa Laukkanen

Tel: 415-217-4967

Email: lisa@blueshirtgroup.com

Nicole Gunderson

Tel: 415-489-2196

Email: nicole@blueshirtgroup.com

Xactly Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

(Unaudited)

	January 31, 2017	January 31, 2016
Assets
Current assets:
Cash and cash equivalents	$15,010	$48,027
Short-term marketable securities	26,534	—
Restricted cash, short term	102	286
Accounts receivable, net	26,447	20,278
Prepaid expenses and other current assets	4,105	3,219

Total current assets	72,198	71,810
Property and equipment, net	9,134	8,410
Goodwill	6,384	6,384
Other long-term assets	280	280

Total assets	$87,996	$86,884

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$946	$2,362
Accrued expenses	8,355	9,512
Debt, current portion	8,981	8,981
Deferred revenue, current portion	53,375	41,183

Total current liabilities	71,657	62,038
Debt, less current portion	4,346	6,826
Other long-term liabilities	3,329	4,257
Deferred revenue, less current portion	3,486	3,327

Total liabilities	82,818	76,448
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 20,000,000 shares authorized as of January 31, 2017 and 2016, no shares issued or outstanding as of January 31, 2017 and 2016	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized as of January 31, 2017 and 2016; 31,519,134 and 29,542,537 shares issued and outstanding as of January 31, 2017 and 2016, respectively	32	30
Additional paid-in capital	162,781	151,064
Accumulated other comprehensive loss	(243)	(180)
Accumulated deficit	(157,392)	(140,478)

Total shareholders’ equity	5,178	10,436

Total liabilities and shareholders’ equity	$87,996	$86,884

Xactly Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended January 31,		Twelve months ended January 31,

	2017	2016	2017	2016
Revenue:
Subscription services	$19,051	$16,306	$72,994	$59,211
Professional services	5,247	4,396	22,467	16,763

Total revenue	24,298	20,702	95,461	75,974
Cost of revenue:
Subscription services	4,476	4,031	16,993	15,722
Professional services	4,727	4,379	20,386	15,680

Total cost of revenue	9,203	8,410	37,379	31,402

Gross profit	15,095	12,292	58,082	44,572
Operating expenses:
Research and development	4,705	4,159	18,210	15,650
Sales and marketing	9,831	9,750	40,187	34,836
General and administrative	4,487	4,049	15,900	14,502

Total operating expenses	19,023	17,958	74,297	64,988

Operating loss	(3,928)	(5,666)	(16,215)	(20,416)
Other income (expense):
Interest expense	(124)	(153)	(501)	(6,021)
Loss on extinguishment of debt	—	—	—	(1,524)
Decrease in fair value of preferred stock warrant liabilities	—	—	—	3,542
Other income (expense), net	15	44	43	(1)

Total other income (expense)	(109)	(109)	(458)	(4,004)

Loss before income taxes	(4,037)	(5,775)	(16,673)	(24,420)
Income tax expense	19	118	241	299

Net loss	$(4,056)	$(5,893)	$(16,914)	$(24,719)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.13)	$(0.20)	$(0.55)	$(1.33)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	31,404	29,312	30,593	18,545

Xactly Corporation

Condensed Consolidated Statement of Cash Flows

(in thousands)

(Unaudited)

	Twelve months ended January 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(16,914)	$(24,719)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,825	3,133
Loss on extinguishment of debt	—	1,524
Amortization of debt issuance costs	22	3,512
Allowance for doubtful accounts	200	—
Stock-based compensation	8,411	3,857
Donation of common stock to XactlyOne Foundation	—	498
(Income) from change in fair value of warrant liabilities	—	(3,542)
Loss from disposal on fixed assets	52	245
Amortization of premium on marketable securities	15	—
Facility exit costs	—	693
Changes in operating assets and liabilities:
Accounts receivable	(6,369)	(3,106)
Prepaid expenses and other current assets	(816)	(926)
Accounts payable	(1,699)	310
Accrued expenses	(1,120)	1,964
Deferred revenue	12,351	10,367
Other long-term liabilities	(964)	(174)

Net cash used in operating activities	(3,006)	(6,364)
Cash flows from investing activities:
Purchases of property and equipment	(4,325)	(4,298)
Purchases of marketable securities	(27,951)	—
Proceeds from maturities of marketable securities	1,300	—
Restricted cash	184	—

Net cash used in investing activities	(30,792)	(4,298)
Cash flows from financing activities:
Proceeds from principal on term debt, net of issuance costs	—	9,937
Payments of principal on term debt	(2,500)	(26,033)
Principal payments under capital lease obligations	(2)	(3)
Proceeds from exercise of warrants to acquire convertible preferred stock, net of issuance costs	—	37
Proceeds from exercise of warrants to acquire common stock	581	—
Proceeds from exercise of stock options	2,530	938
Proceeds from issuance of common stock for ESPP	1,768	—
Taxes paid on exercise of options and restricted stock units	(1,571)	(1,570)
Payment of deferred initial public offering costs	—	(2,732)
Proceeds from initial public offering, net of offering costs	—	58,844

Net cash provided by financing activities	806	39,418
Effect of exchange rate changes on cash and cash equivalents	(25)	(54)

Net increase (decrease) in cash and cash equivalents	(33,017)	28,702
Cash and cash equivalents at beginning of period	48,027	19,325

Cash and cash equivalents at end of period	$15,010	$48,027

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(dollars in thousands)

(Unaudited)

	Three months ended January 31,		Twelve months ended January 31,
	2017	2016	2017	2016
Net loss	$(4,056)	$(5,893)	$(16,914)	$(24,719)
Non-GAAP adjustments:
Interest expense	124	153	501	6,021
Income tax expense	19	118	241	299
Depreciation and amortization	1,086	855	3,825	3,133
Stock-based compensation	2,596	1,410	8,411	3,857
Loss on extingiushment of debt	—	—	—	1,524
Decrease in fair value of preferred stock warrant liabilities	—	—	—	(3,542)
Other income (expense), net	(36)	(44)	(95)	1
Loss on disposal of fixed assets	21	—	52	245
Donation of common stock to XactlyOne Foundation	—	—	—	498

Adjusted EBITDA	$(246)	$(3,401)	$(3,979)	$(12,683)

Percent of revenue	(1)%	(16)%	(4)%	(17)%

Stock-based compensation

(in thousands)

(Unaudited)

	Three months ended January 31,		Twelve months ended January 31,
	2017	2016	2017	2016
Stock-based compensation:
Cost of subscription services	$184	$157	$595	$456
Cost of professional services	318	191	1,009	454
Research and development	599	350	2,013	898
Sales and marketing	730	342	2,176	893
General and administrative	765	370	2,618	1,156

Total stock-based compensation	$2,596	$1,410	$8,411	$3,857

Reconciliation of Cash Flow From Operations for the Fiscal Fourth Quarter

(in thousands)

(Unaudited)

	2017	2016
Cash flows from operations:
Net cash used in operating activities for the fiscal year ended January 31,	$(3,006)	$(6,364)
Less:
Net cash used in operating activities for the nine months ended October 31,	(4,541)	(4,635)

Cash flows from (used in) operations for the fiscal fourth quarter	$1,535	$(1,729)

Reconciliation of Free Cash Flow for the Fiscal Fourth Quarter

(in thousands)

(Unaudited)

	2017	2016
Cash flows from (used in) operations for the fiscal fourth quarter	$1,535	$(1,729)
Fiscal fourth quarter purchases of property and equipment:
Purchases of property and equipment for the fiscal year ended January 31,	(4,325)	(4,298)
Less:
Purchases of property and equipment for the nine months ended October 31,	(3,901)	(3,888)

Fiscal fourth quarter purchases of property and equipment	(424)	(410)

Free cash flow for the fiscal fourth quarter	$1,111	$(2,139)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

(in thousands, except per share data)

(Unaudited)

	Three months ended January 31,		Twelve months ended January 31,
	2017	2016	2017	2016
GAAP net loss	$(4,056)	$(5,893)	$(16,914)	$(24,719)
Non-GAAP adjustments:
Stock-based compensation	2,596	1,410	8,411	3,857
Decrease in fair value of preferred stock warrant liabilities	—	—	—	(3,542)
Donation of common stock to XactlyOne Foundation	—	—	—	498
Non-cash debt issuance costs	—	—	—	4,088

Non-GAAP net loss	$(1,460)	$(4,483)	$(8,503)	$(19,818)

Non-GAAP net loss per share:
Basic and diluted	$(0.05)	$(0.15)	$(0.28)	$(1.07)

Shares used in computing non-GAAP net loss per share:
Basic and diluted	31,404	29,312	30,593	18,545

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss - GUIDANCE

(in thousands, except per share data)

(Unaudited)

	Three months ending April 30, 2017
	Low	High
GAAP net loss	$(5,900)	$(4,900)
Non-GAAP adjustments:
Stock-based compensation	2,600	2,600

Non-GAAP net loss	$(3,300)	$(2,300)

GAAP net loss per share, basic and diluted	$(0.19)	$(0.16)

Non-GAAP net loss per share, basic and diluted	$(0.10)	$(0.07)

Shares used in computing GAAP and non-GAAP net loss per share:
Basic and diluted	31,700	31,700

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss - GUIDANCE

(in thousands, except per share data)

(Unaudited)

	Fiscal Year Ending January 31, 2018
	Low	High
GAAP net loss	$(21,500)	$(18,900)
Non-GAAP adjustments:
Stock-based compensation	11,300	11,300

Non-GAAP net loss	$(10,200)	$(7,600)

GAAP net loss per share, basic and diluted	$(0.67)	$(0.59)

Non-GAAP net loss per share, basic and diluted	$(0.32)	$(0.24)

Shares used in computing GAAP and non-GAAP net loss per share:
Basic and diluted	32,100	32,100